Exhibit 10.18

*000000000088498100095509292006*

PROMISSORY NOTE
Principal	Loan Date	Maturity	Loan Date	Call/Coll	Account	Officer	Initials
$190,000.00	09-29-2006	09-29-2011	88498100	1763/10		130

References in the shaded area are for lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing" ***" has been omitted due to text length limitations.

Borrower:	VALCENT MANUFACTURING. LTD. (TIN: 43-2091607) 1057 DONIPHAN PARK CIRCLE, SUITE H El PASO, TX 79922	Lender:	STATE NATIONAL BANK El PASO-DOWNTOWN P O BOX 5050 601 NORTH MESA El PASO, TX 79999 (915) 485-9200

Principal Amount: $190.000.00	Initial Rate: 8.500%	Date of Note: September 29. 2006

PROMISE TO PAY. VALCENT MANUFACTURING. LTD. ("Borrower") promises to pay to STATE NATIONAL BANK ("Lender"), or order, in lawful money of the United States of America. The principal amount of One Hundred Ninety Thousand & 00/100 Dollars ($190.000.00), together with interest on the unpaid principal balance from September 29. 2006. until maturity.

PAYMENT. Subject to any payment changes resulting from changes in the Index. Borrower will pay this loan in 59 regular payments of $2.336.00 each and one irregular last payment estimated at $119.826.98. Borrower's first payment is due October 29. 2006, and all subsequent payments arc due on the same day of each month after that. Borrower's final payment will be due on September 29. 2011, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. Borrower will pay Lender at Lender's address shown above or at such other place as lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in the Wall Street Journal. When a range of rates has been published, the higher of the rates will be used. (the "Index"). The Index is not necessarily the lowest rate charged by lender on its loans. If the Index becomes unavailable during the term of this loan, lender may designate a substitute index after notifying Borrower, lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each year. Borrower understands that lender may make loans based on other rates as well. The Index currently is 8.250% per annum. The interest rate to be applied prior to maturity to the unpaid principal balance during this Note will be at a rate of 0.250 percentage points over the Index, resulting in an initial rate of 8.500% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (A) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (B) the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code, Whenever increases occur in the interest rate, lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will payoff by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: STATE NATIONAL BANK, DOWNTOWN BRANCH, P O BOX 5050 EL PASO, TX 79999.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution or termination of Borrower's existence as a going business or the death of any partner, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy ·or insolvency laws by or against Borrower .
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Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with lender. However this Event of Default (shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to lender, and, in doing so, cure any Event of Default.

Events Affecting General Partner of Borrower. Any of the preceding events occurs with respect to any general partner of Borrower or any general partner dies or becomes incompetent.

Change In Ownership. The resignation or expulsion of any general partner with an ownership interest of twenty-five percent (25%) or more in Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

PROMISSORY NOTE
Loan No: 88498100	(Continued)	Page 2

Cure Provisions. If any default, other than a default in payment is curable, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which lender deems in lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance under this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay lender all other amounts lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Texas.

DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $29.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by A DEED OF TRUST FROM BORROWER TO LENDER OF EVEN DATE AND AN ASSIGNMENT OF DEPOSIT ACCOUNT FROM BORROWER TO LENDER OF EVEN DATE.

ARBITRATION. Borrower and Lender agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific innacuracy(ies) should be sent to us at the following address: STATE NATIONAL BANK OPERATIONS P.O. BOX 5240 LUBBOCK, TX 79408.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that lender may renew or extend (repeatedly and for any length of time) this loan or release any party, partner, or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

VALCENT MANUFACTURING, LTD.

VALCENT MANUFACTURING, L.L.C.,  A General Partner of VALCENT MANUFACTURING, LTD.

By: Perry A Martin
Perry A Martin
Manager of VALCENT MANUFACTURING, L.L.C.,

RECORDATION REQUESTED BY: STATE NATIONAL BANK EL PASO-DOWNTOWN PO BOX 5050 601 NORTH MESA El PASO, TX 79999
WHEN RECORDED MAIL TO: STATE NATIONAL BANK OPERATIONS P.O. BOX 5240 LUBBOCK,TX 79408	Certified that this is a true and correct copy of the orginal Which has been transmited for recordation/ First American Title Co, /s/ Schnell Schnell
SEND TAX NOTICES TO: VALCENT MANUFACTURING, LTD. 1057 DONIPHAN PARK CIRCLE, SUITE H El PASO, TX 79922

*000000000088498100034009292006*

DEED OF TRUST

THIS DEED OF TRUST is dated September 29, 2006, among VALCENT MANUFACTURING, LTD. ("Grantor"); STATE NATIONAL BANK, whose address is EL PASO-DOWNTOWN, POBOX 5050, 601 NORTH MESA, EL PASO, TX 79999 (referred to below sometimes as "Beneficiary"); and Alan Lackey, whose address is P.O. Box 5240, Lubbock, TX 79408 (referred to below as "Trustee").

CONVEY ANCE AND GRANT. For valuable consideration, Grantor conveys to Trustee in trust, with power of sale, for the benefit of lender as Beneficiary, the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; and all easements, rights of way, and appurtenances; all water and water rights; and all other rights, royalties, and profits relating to the real property, including without limitation such rights as Grantor may have in all minerals, oil, gas, geothermal and similar matters, (the "Real Property") located in EL PASO County, State of Texas:

TRACTS 10-B AND 10-B-1, BLOCK 20, UPPER VALLEY SURVEYS, IN EL PASO COUNTY, TEXAS, ACCORDING TO THE RESURVEY OF SAID UPPER VALLEY SURVEYS BY EL PASO COUNTY, TEXAS FOR TAX PURPOSES

The Real Property or its address is commonly known as SEE LEGAL, TX.

Grantor hereby absolutely assigns to lender (also known as Beneficiary in this Deed of Trust) all of Grantor's right, title, and interest in and to all present and future leases of the Property and all Rents from the Property. In addition, Grantor grants to lender a Uniform Commercial Code security interest in the Personal Property and Rents.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (A) PAYMENT OF THE INDEBTEDNESS AND (B) PERFORMANCE OF ANY AND ALL OBLIGATIONS UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS DEED OF TRUST. THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Grantor shall pay to lender all amounts secured by this Deed of Trust as they become due, and shall strictly and in a timely manner perform all of Grantor's obligations under the Note, this Deed of Trust, and the Related Documents.

VENDOR'S LIEN. The debt evidenced by the Note is in part or total payment of the purchase price of the Property; the debt is secured by both this Deed of Trust and by a vendor's lien on the Property, which is expressly retained in the deed of the Property to Grantor. This Deed of Trust does not waive the vendor's lien, and the two liens and the rights created by this instrument shall be cumulative. Lender may elect to foreclose under either of the liens without waiving the other or may foreclose under both. The deed wherein the vendor's lien is retained is incorporated into this Deed of Trust.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Grantor agrees that Grantor's possession and use of the Property shall be governed by the following provisions:

Possession and Use. Until the occurrence of an Event of Default, Grantor may (1) remain in possession and control of the Property; (2) use, operate or manage the Property; and (3) collect the Rents from the Property.

Duty to Maintain. Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Compliance With Environmental laws. Grantor represents and warrants to Lender that: (1) During the period of Grantor's ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from the Property; (2) Grantor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by lender in writing, (a) any breach or violation of any Environmental Laws, (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Property by any prior owners or occupants of the Property, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (3) Except as previously disclosed to and acknowledged by Lender in writing, (a) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from the Property; and (b) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws. Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Grantor's expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Deed of Trust. Any inspections or tests made by Lender shall be for lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Property for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws; and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Grantor's ownership or interest in the Property, whether or not the same was or should have been known to Grantor. The provisions of this section of the Deed of Trust, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by lender's acquisition of any interest in the Property, whether by foreclosure or otherwise.

Nuisance, Waste. Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender's prior written consent. This restriction will not apply to rights and easements (such as gas and oil) not owned by Grantor and of which Grantor has informed Lender in writing prior to Grantor's signing of this Deed of Trust.

Removal of Improvements. Grantor shall not demolish or remove any Improvements from the Real Property without Lender's prior written

DEED OF TRUST
Loan No: 88498100	(Continued)	Page 2

Consent. As a condition to the removal of any Improvements, lender may require Grantor to make arrangements satisfactory to lender to replace such Improvements with Improvements of at least equal value.

Lender's Right to Enter. Lender and lender's agents and representatives may enter upon the Real Property at all reasonable times to attend to lender's interests and to inspect the Real Property for purposes of Grantor's compliance with the terms and conditions of this Deed of Trust.

Compliance with Governmental Requirements. Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified lender in writing prior to doing so and so long as, in lender's sole opinion, lender's interests in the Property are not jeopardized. lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to lender, to protect lender's interest.

Duty to Protect. Grantor agrees neither to abandon or leave unattended the Property. Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY LENDER. Lender may, at lender's option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Grantor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Grantor. However, this option shall not be exercised by lender if such exercise is prohibited by federal law or by Texas law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are part of this Deed of Trust:

Payment. Grantor shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall maintain the Property free of all liens having priority over or equal to the interest of lender under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.

Right to Contest. Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as lender's interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Grantor shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by lender, deposit with lender cash or a sufficient corporate surety bond or other security satisfactory to lender in an amount sufficient to discharge the lien plus any costs and lender's reasonable attorneys' fees, or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Grantor shall defend itself and lender and shall satisfy any adverse judgment before enforcement against the Property. Grantor shall name lender as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment. Grantor shall upon demand furnish to lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to lender at any time a written statement of the taxes and assessments against the Property.

Notice of Construction. Grantor shall notify lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic's lien, materialmen's lien, or other lien could be asserted on account of the work, services, or materials. Grantor will upon request of lender furnish to lender advance assurances satisfactory to lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust.

Maintenance of Insurance. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a fair value basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of lender. Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as lender may request with Trustee and lender being named as additional insureds in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption, and boiler insurance, as lender may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to lender, with losses made payable to lender. GRANTOR MAY FURNISH THE REQUIRED INSURANCE WHETHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY GRANTOR OR THROUGH EQUIVALENT INSURANCE FROM ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN THE STATE OF TEXAS. If Grantor fails to provide any required insurance or fails to continue such insurance in force, lender may, but shall not be required to, do so at Grantor's expense, and the cost of the insurance will be added to the Indebtedness. If any such insurance is procured by lender, Grantor will be so notified, and Grantor will have the option of furnishing equivalent insurance through any insurer authorized to transact business in Texas. Grantor, upon request of lender, will deliver to lender from time to time the policies or certificates of insurance in form satisfactory to lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to lender. Each insurance policy also shall include an endorsement providing that coverage in favor of lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Should the Real Property be located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance, if available, for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by lender, and to maintain such insurance for the term of the loan.

Application of Proceeds. Grantor shall promptly notify lender of any loss or damage to the Property. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. Whether or not lender's security is impaired, lender may, at lender's election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor's interests may appear.

Grantor's Report on Insurance. Upon request of lender, however not more than once a year, Grantor shall furnish to lender a report on each existing policy of insurance showing: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured, the then current replacement value of such property, and the manner of determining that value; and (5) the expiration date of the policy. Grantor shall, upon request of lender, have an independent appraiser satisfactory to lender determine the cash value replacement cost of the Property.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect lender's interest in the Property or if Grantor fails to comply with any provision of this Deed of Trust or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Deed of Trust or any Related Documents, lender on Grantor's behalf may (but shall not be obligated to) take any action that lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Property and paying all costs for insuring, maintaining and preserving the Property. All such expenditures paid by lender for such purposes will then bear interest at the Note rate from the date paid by lender to the date of repayment by Grantor. To the extent permitted by applicable law, all such expenses will become a part of the Indebtedness and, at lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned' among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or IC) be treated as a balloon payment which will be due and payable at the Note's maturity. The Deed of Trust also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which lender may be entitled upon Default.

DEED OF TRUST
Loan No: 88498100	(Continued)	Page 3

WARRANTY; DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust:

Title. Grantor warrants that: (a) Grantor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Deed of Trust, and (b) Grantor has the full right, power, and authority to execute and deliver this Deed of Trust to Lender.

Defense of Title. Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor's title or the interest of Trustee or Lender under this Deed of Trust, Grantor shall defend the action at Grantor's expense. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender's own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

Compliance With Laws. Grantor warrants that the Property and Grantor's use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Deed of Trust shall survive the execution and delivery of this Deed of Trust, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.

CONDEMNATION, JUDGMENTS AND AWARDS. The following provisions relating to condemnation proceedings, judgments, decrees and awards for injury to the Property are a part of this Deed of Trust:

Proceedings. If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award. Grantor may be the nominal party in such proceeding, but lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Grantor will deliver or cause to be delivered to lender such instruments and documentation as may be requested by lender from time to time to permit such participation.

Application of Net Proceeds. To the extent permitted by applicable law, all judgments, decrees and awards for injury or damage to the Property, or any part of the Property, and awards pursuant to proceedings for condemnation of the Property, are hereby absolutely assigned to lender, and if all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award, judgment or decree shall mean the award after payment of all reasonable costs, expenses, and attorneys' fees incurred by Trustee or Lender in connection with the condemnation.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust:

Security Agreement. This instrument shall constitute a Security Agreement to the extent any of the Property constitutes fixtures, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

Security Interest. Upon request by Lender, Grantor shall take whatever action is requested by Lender to perfect and continue lender's security interest in the Rents and Personal Property. In addition to recording this Deed of Trust in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement. Grantor shall reimburse. Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall not remove, sever or detach the Personal Property from the Property. Upon default, Grantor shall assemble any Personal Property not affixed to the Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to lender within three (3) days after receipt of written demand from lender to the extent permitted by applicable law.

Addresses. The mailing addresses of Grantor (debtor) and Lender (secured party) from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust:

Further Assurances. At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender's designee, and when requested by Lender, cause to be filed, recorded, refilled, or rerecorded, as the case may be, at such times and in such offices and places as lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (1) Grantor's obligations under the Note, this Deed of Trust, and the Related Documents, and (2) the liens and security interests created by this Deed of Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or lender agrees to the contrary in writing, Grantor shall reimburse lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact. If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor's expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor's attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in lender's sole opinion, to accomplish the matters referred to in the preceding paragraph ..

FULL PERFORMANCE. If Grantor pays all the Indebtedness when due, and otherwise performs all the obligations imposed upon Grantor under this Deed of Trust, lender shall execute and deliver to Grantor a release of this Deed of Trust lien and suitable statements of termination of any financing statement on file evidencing lender's security interest in the Rents and the Personal Property. However, it is agreed that the payment of all the Indebtedness and performance of such obligations shall not terminate this Deed of Trust unless the liens and interests created hereby are released by Lender by a proper recordable instrument. Any filing fees required by law shall be paid by Grantor, if permitted by applicable law.

EVENTS OF DEFAULT. Each of the following, at lender's option, shall constitute an Event of Default under this Deed of Trust:

Payment Default. Grantor fails to make any payment when due under the Indebtedness.

Other Defaults. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Deed of Trust or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between lender and Grantor.

Compliance Default. Failure to comply with any other term, obligation, covenant or condition contained in this Deed of Trust, the Note or in any of the Related Documents.

Default on Other Payments. Failure of Grantor within the time required by this Deed of Trust to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

Default in Favor of Third Parties. Should Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Grantor's property or Grantor's ability to repay the Indebtedness or perform their respective obligations under this Deed of Trust or any of the Related Documents ..

False Statements. Any warranty, representation or statement made or furnished to lender by Grantor or on Grantor's behalf under this Deed of Trust or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Deed of Trust or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Death or Insolvency. The dissolution or termination of Grantor's existence as a going business or the death of any partner, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

DEED OF TRUST
Loan No: 88498100	(Continued)	Page 4

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help,  repossession or any other method, by any creditor of Grantor or by any governmental agency against any property securing the Indebtedness. This includes a garnishment of any of Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Breach of Other Agreement. Any breach by Grantor under the terms of any other agreement between Grantor and Lender that is not remedied within any grace period provided therein, including without limitation any agreement concerning any indebtedness or other obligation of Grantor to Lender, whether existing now or later.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Adverse Change. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

Right to Cure. If any default, other than a default in payment is curable, it may be cured if Grantor, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Deed of Trust, at any time thereafter, Trustee or Lender may exercise anyone or more of the following rights and remedies:

Election of Remedies. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Deed of Trust, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

Accelerate Indebtedness. Lender may declare the unpaid principal balance of the Indebtedness due and payable. In no event will Grantor be required to pay any unearned interest.

Foreclosure. If Lender invokes the power of sale, Trustee, at the request of Lender, may sell all or any portion of the Property at public auction to the highest bidder for cash at the location within the courthouse designated by the County Commissioners Court, or if no such area has been designated, at the area designated in the notice of sale within the courthouse, between the hours of 10:00 A.M. and 4:00 P.M. on the first Tuesday of any month, after the Trustee or its agent has given notice of the time and place of sale and of the property to be sold as required by the Texas Property Code, as then amended.

UCC Remedies. With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

Collect Rents. As additional security for the payment of the Indebtedness, Grantor hereby absolutely assigns to Lender all Rents as defined in the Definitions section of this Deed of Trust. Until the occurrence of an Event of Default, Grantor is granted a license to collect and retain the Rents; however, upon receipt from Lender of a notice that an Event of Default exists under this Deed of Trust, Lender may terminate Grantor's license, and then Lender, as Grantor's agent, may collect the Rents. In addition, if the Property is vacant, Lender may rent or lease the Property. Lender shall not be liable for its failure to rent the Property, to collect any Rents, or to exercise diligence in any matter relating to the Rents; Lender shall be accountable only for Rents actually received. Lender neither has nor assumes any obligation as lessor or landlord with respect to any occupant of the Property. Rents so received shall be applied by Lender first to the remaining unpaid balance of the Indebtedness, in such order or manner as Lender shall elect, and the residue, if any, shall be paid to the person or persons legally entitled to the residue.

Trustee's Powers. Grantor hereby jointly and severally authorizes and empowers Trustee to sell all or any portion of the Property together or in lots or parcels, as Trustee may deem expedient, and to execute and deliver to the purchaser or purchasers of such Property good and sufficient deeds of conveyance of fee simple title, or of lesser estates, and bills of sale and assignments, with covenants of general warranty made on Grantor's behalf. In no event shall Trustee be required to exhibit, present or display at any such sale any of the Property to be sold at such sale. The Trustee making such sale shall receive the proceeds of the sale and shall apply the same as provided below. Payment of the purchase price to Trustee shall satisfy the liability of the purchaser at any such sale of the Property, and such person shall not be bound to look after the application of the proceeds.

Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permltted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

Tenancy at Sufferance. If Grantor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Grantor, Grantor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender's option, either (1) pay a reasonable rental for the use of the Property, (2) vacate the Property immediately upon the demand of Lender, or (3) if such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Grantor expressly waives all damages sustained by reason thereof.

Sale of the Property. To the extent permitted by applicable law, Grantor hereby waives any and all rights to have the Property marshalled. In exercising its rights and remedies, the Trustee or Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. lender shall be entitled to bid at any public sale on all or any portion of the Property. Trustee may convey all or any part of the Property to the highest bidder for cash with a general warranty binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty. Grantor waives all requirements of appraisement, if any. The affidavit of any person having knowledge of the facts to the effect that proper notice as required by the Texas Property Code was given shall be prima facie evidence of the fact that such notice was in fact given. Recitals and' statements of fact in any notice or in any conveyance to the purchaser or purchasers of the Property in any foreclosure sale under this Deed of Trust shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed. Any sale under the powers granted by this Deed of Trust shall be a perpetual bar against Grantor, Grantor's heirs, successors, assigns and legal representatives.

Proceeds. Trustee shall pay the proceeds of any sale of the Property (a) first, to the expenses of foreclosure, including reasonable fees or charges paid to the Trustee, including but not limited to fees for enforcing the lien, posting for sale, selling, or releasing the Property, (b) then to Lender the full amount of the Indebtedness, (c) then to any amount required by law to be paid before payment to Grantor, and (d) the balance, if any, to Grantor.

Attorneys' Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as Lender's attorneys' fees at trial and upon any appeal. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including Lender's reasonable attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports). surveyors' reports, and appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law. In the event of foreclosure of this Deed of Trust, Lender shall be entitled to recover from Grantor Lender's reasonable attorneys' fees and actual disbursements that Lender necessarily incurs in pursuing such foreclosure.

DEED OF TRUST
Loan No: 88498100	(Continued)	Page 5

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust:

Powers of Trustee. In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of. Lender and Grantor: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

Obligations to Notify. Trustee shall not be obligated to notify any other lienholder of the Property of the commencement of a foreclosure proceeding or of the commencement of any other action to which Lender may avail itself as a remedy, except to the extent required by applicable law or by written agreement.

Trustee. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

Substitute Trustee. Lender, at Lender's option, from time to time, and more than once, may appoint in writing a successor or substitute trustee, with or without cause, including the resignation, absence, death, inability, refusal or failure to act of the Trustee. The successor or substitute trustee may be appointed without ever requiring the resignation of the former trustee and without any formality except for the execution and acknowledgment of the appointment by the beneficiary of this Deed of Trust. The successor or substitute trustee shall then succeed to all rights, obligations, and duties of the Trustee. This appointment may be made on Lender's behalf by the President, any Vice President, Secretary, or Cashier of Lender.

NOTICES. Any notice required to be given under this Deed of Trust, including without limitation any notice of default and any notice of sale shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

CROSS-COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to lender, as well as all claims by Lender against Grantor whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated whether Grantor may be liable individually or jointly with others whether obligated as guarantor surety, accommodation party or otherwise. However, this Agreement shall not secure, and the "Indebtedness" shall not include, any obligations arising under Subchapters E and F of Chapter 342 of the Texas Finance Code, as amended.
MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

Amendments. This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Annual Reports. If the Property is used for purposes other than Grantor's residence, Grantor shall furnish to Lender, upon request, a certified statement of net operating income received from the Property during Grantor's previous fiscal year in such form and detail as Lender shall require. "Net operating income" shall mean all cash receipts from the Property less all cash expenditures made in connection with the operation of the Property.

Arbitration. Grantor and Lender agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this Deed of Trust or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. No act to take or dispose of any Property shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes; without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver: or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Property, including any claim to rescind, reform, or otherwise modify any agreement relating to the Property, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Deed of Trust shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches. and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

Caption Headings. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

Governing law. This Deed of Trust will be governed by federal law applicable to lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts' of law provisions. This Deed of Trust has been accepted by Lender in the
State of Texas.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Deed of Trust unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Deed of Trust shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Deed of Trust. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Severability. If a court of competent jurisdiction finds any provision of this Deed of Trust to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Deed of Trust. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Deed of Trust shall not affect the legality, validity or enforceability of any other provision of this Deed of Trust.

Successors and Assigns. Subject to any limitations stated in this Deed of Trust on transfer of Grantor's interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Deed of Trust or liability under the Indebtedness.
Time is of the Essence. Time is of the essence in the performance of this Deed of Trust.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Deed of Trust. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code:

Beneficiary. The word "Beneficiary" means STATE NATIONAL BANK, and its successors and assigns.

DEED OF TRUST
Loan No: 88498100	(Continued)	Page 6

Borrower. The word "Borrower" means VALCENT MANUFACTURING, LTD. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Deed of Trust. The words "Deed of Trust" mean this Deed of Trust among Grantor, Lender, and Trustee, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

Default. The word" Default" means the Default set forth in this Deed of Trust in the section titled" Default" .

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Deed of Trust in the events of default section of this Deed of Trust.

Grantor. The word "Grantor" means VALCENT MANUFACTURING, LTD.

Guaranty. The word "Guaranty" means the guaranty from guarantor, endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Improvements. The word "Improvements" means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Indebtedness. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Grantor's obligations or expenses incurred by Trustee or Lender to enforce Grantor's obligations under this Deed of Trust, together with interest on such amounts as provided in this Deed of Trust.

Lender. The word "Lender" means STATE NATIONAL BANK, its successors and assigns.

Note. The word "Note" means the promissory note dated September 29, 2006, in the original principal amount of $190,000.00 from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement. NOTICE TO GRANTOR: THE NOTE CONTAINS A VARIABLE INTEREST RATE.

Personal Property. The words "Personal Property" mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Grantor, and now or hereafter attached or affixed to the Real Property; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property. The word "Property" means collectively the Real Property and the Personal Property.

Real Property. The words "Real Property" mean the real property, interests and rights, as further described in this Deed of Trust.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word "Rents" means all present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

Trustee. The word "Trustee" means Alan Lackey, whose address is P.O. Box 5240, Lubbock, TX 79408 and any substitute or successor trustees.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND GRANTOR AGREES TO ITS TERMS.

GRANTOR:

VALCENT MANUFACTURING, LTD.

VALCENT MANUFACTURING, L.L.C., A General Partner of VALCENT MANUFACTURING, LTD.

By: Perry A Martin
Perry A Martin
Manager of VALCENT MANUFACTURING, L.L.C.,

LENDER:

STATE NATIONAL BANK

X  ______________________________________
Authorized Officer

DEED OF TRUST
Loan No: 88498100	(Continued)	Page 7

PARTNERSHIP ACKNOWLEDGMENT

STATE OF Texas	)
SS )
COUNTY OF El Paso	)

This instrument was acknowledged before me on__Sept 29___,2006____by PERRY A. MARTIN, Manager of VALCENT MANAGEMENT, L.L.C., a partner on behalf of VALCENT MANUFACTURING, LTD., a partnership.

NOTORY SEAL                                          _/s/ San E Hitsell___________________
                                                                                                                                 San E Hitsell
                                                    Notary Public, State of Texas

LENDER ACKNOWLEDGMENT

STATE OF	)
SS )
COUNTY OF	)

This instrument was acknowledged before me on _______________________  , 20  by ____________  of  ___________________________ STATE NATIONAL BANK, on behalf of STATE NATIONAL BANK.

Notary Public, State of Texas